As filed with the Securities and Exchange Commission on June 13, 1997
                                                       Registration No. 33-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               LANDEC CORPORATION
             (Exact name of Registrant as specified in its charter)

      California                                        94-3025618
 (State of incorporation)                   (I.R.S. Employer Identification No.)

                                3603 Haven Avenue
                            Menlo Park, CA 94025-1010
                    (Address of principal executive offices)
                            ------------------------
                             1996 Stock Option Plan
                      1996 Non-Executive Stock Option Plan
                            (Full title of the Plans)
                            ------------------------
                                 Gary T. Steele
                       President & Chief Executive Officer
                               LANDEC CORPORATION
                                3603 Haven Avenue
                            Menlo Park, CA 94025-1010
                                 (415) 306-1650
 (Name, address and telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:

                                  Tae Hea Nahm
                                VENTURE LAW GROUP
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                               Page 1 of 13 Pages
                             Exhibit Index on Page 7
                            ------------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                     Proposed
                                                Maximum Amount        Maximum      Proposed Maximum     Amount of
                                                     to be        Offering Price       Aggregate      Registration
    Title of Securities to be Registered         Registered(1)     Per Share(2)    Offering Price(2)       Fee
---------------------------------------------- ------------------ ---------------- ------------------ --------------
1996 Stock Option Plan
   Common Stock.............................    750,000 Shares      $5.25            $3,937,500       $1,193.00
1996 Non-Executive Stock Option Plan
   Common Stock.............................    750,000 Shares      $5.25            $3,937,500       $1,193.00
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on June 10, 1997.

====================================================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K, filed on January 29, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendments thereto. The Registrant's Annual Report contains audited financial statements for the Registrant's fiscal years ended October 31, 1996 and 1995.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997, filed on March 14, 1997 pursuant to Section 13(a) of the Exchange Act.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on December 21, 1995, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Venture Law Group, Menlo Park, California. As of the date of this Registration Statement, certain members of Venture Law Group and investment partnerships of which members of Venture Law Group are partners beneficially own 5,771 shares and an option for 3,478 shares, respectively, of the Registrant's Common Stock in the aggregate.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.  Exemption from Registration Claimed.  Not applicable.

Item 8.  Exhibits.

    Exhibit
    Number
    ------
     5.1 Opinion of Venture Law Group, a Professional Corporation, as to legality of securities being registered.
     23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1 hereto).
     23.2    Consent of Independent Auditors (see page 6).
     24.1    Powers of Attorney (see page 5).

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, LANDEC CORPORATION, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this June 12, 1997.

                                             LANDEC CORPORATION


                                             By:      /s/ Gary T. Steele
                                                     ---------------------------
                                                     Gary T. Steele
                                                     President & Chief Executive
                                                     Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary T. Steele and Joy T. Fry, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933 as Amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                    Title                               Date
               ---------                                    -----                               ----

/s/ Gary T. Steele                       President, Chief Executive Officer and              June 11, 1997
------------------------------------       Chairman of the Board of Directors
Gary T. Steele                             (Principal Executive Officer)

/s/ Joy T. Fry                           Vice President, Finance and Administration          June 11, 1997
------------------------------------       and Chief Financial Officer (Principal
Joy T. Fry                                 Financial and Accounting Officer)

/s/ Ray F. Stewart                       Vice President, Technology and Director             June 11, 1997
------------------------------------
Ray F. Stewart, Ph.D.

/s/ Stephen E. Halprin                   Director                                            June 11, 1997
------------------------------------
Stephen E. Halprin

/s/ Kirby L. Cramer                      Director                                            June 11, 1997
------------------------------------
Kirby L. Cramer

/s/ Richard S. Schneider                 Director                                            June 11, 1997
------------------------------------
Richard S. Schneider, Ph.D.

/s/ Richard Dulude                       Director                                            June 11, 1997
------------------------------------
Richard Dulude

/s/ Damion E. Wicker                     Director                                            June 11, 1997
------------------------------------
Damion E. Wicker, M.D.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


             ------------------------------------------------------

                                    EXHIBITS
             ------------------------------------------------------


                       Registration Statement on Form S-8

                               LANDEC CORPORATION

                                  June 12, 1997

                                                 INDEX TO EXHIBITS


  Exhibit
   Number
   ------
    5.1       Opinion of Venture Law Group, a Professional Corporation.

    23.1      Consent of Venture Law Group, a Professional Corporation
              (included in Exhibit 5.1).

    23.2      Consent of Independent Auditors.

    24.1      Powers of Attorney (see p. 5).

                                    -7-